                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                              Regarding the Offer
                                      by
                              THE ITALY FUND INC.

         To Purchase for Cash 1,691,573 of Its Issued and Outstanding
                Shares at 95% of the Net Asset Value Per Share

   This form must be used to accept the Offer (as defined below) if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated June 20, 2001. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                                           The Depositary:

                                             PFPC, Inc.

                                        Depositary Addresses:

      By First Class Mail:                 By Registered,                       By Hand:
                                            Certified or
                                           Express Mail or
                                         Overnight Courier:

           PFPC, Inc.                        PFPC, Inc.              Securities Transfer & Reporting
c/o EquiServe Trust Company, N.A. c/o EquiServe Trust Company, N.A.          Services, Inc.
     Attn: Corporate Actions           Attn: Corporate Actions      c/o EquiServe Trust Company, N.A.
         P.O. Box 43025                  40 Campanelli Drive               100 William Street
    Providence, RI 02940-3025            Braintree, MA 02184               New York, NY 10038

      Depositary Telephone Number to Confirm Receipt of Notices: (781) 575-4186

                DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER
          THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

   The undersigned hereby tenders to The Italy Fund Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated June 20, 2001 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Shares Tendered:                           Name(s) of Record Holder(s):

Certificate Nos. (if available):
                                                     DTC Participant Number:
                                                     Telephone Number, including Area Code:

If Shares will be tendered by book-entry transfer to Signature(s)
The Depository Trust Company, please check
box: [_]                                                             Entity:

Dated:         , 2001
                                                     Name of Firm:
                   Individual(s):                    Authorized Signature:
                                                     Name:
                                                     Title:

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

                                   GUARANTEE

   The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to
Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 P.M. Eastern Time on the second New York Stock Exchange trading day after the date of execution of this Guarantee.

                      (Please Print Except for Signature)

   Name of Firm:_______________________________________________________________

   Authorized Signature: ______________________________________________________

   Name: ______________________________________________________________________

   Title: _____________________________________________________________________

   Address: ___________________________________________________________________
                              (Include Zip Code)

      ----------------------------------------------------------------------
                    Telephone Number, including Area Code:

   Dated: ______________________________________________________________ , 2001

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